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[Blue Cross of California Letterhead]

                                                                NEWS RELEASE

FOR IMMEDIATE RELEASE                                      December 30, 1996

Contact:    Cynthia Coulter
            (818) 703-3046

                          CALIFORNIACARE HEALTH PLANS
                         DISMISSES LAWSUIT AGAINST NCQA

WOODLAND HILLS, Calif. -- CaliforniaCare Health Plans announced today that it has decided not to proceed with its lawsuit against the National Committee for Quality Assurance (NCQA). CaliforniaCare originally filed the lawsuit against the NCQA in October 1995. CaliforniaCare filed the dismissal on December 24, 1996.

CaliforniaCare Health Plans is an HMO that offers health coverage under the name, Blue Cross of California. Blue Cross of California, serving approximately
3.4 million members, is the California operating subsidiary of WellPoint Health Networks Inc., one of the nation's largest publicly traded managed care companies. WellPoint offers a comprehensive array of health plans provided through health maintenance organizations, preferred provider organizations and specialty managed care networks.

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